Exhibit 99.1




Telynx, Inc. Announces The appointment of a new board of directors.

Mr. Talieh Safadi and Ms. Beth Ochoa will be the new directors. Mr. Safadi will serve as the interim president until a new one is appointed, and Ms. Ochoa will serve as Chief Financial Officer and Secretary.

Telynx, Inc. Announces The appointment of a new board of directors.

SHERMAN OAKS, California -- (PRWEB) -- March 16, 2006 - Telynx, Inc. (PINK
SHEETS: TLYN), a provider of network inventory management and provisioning software solutions to major telecommunications service providers, today announced the appointment of the new board of directors.

Mr. Paul Mataras resigned as the President/CEO and as a board director effective March 15, 2006.

Mr. Talieh Safadi and Ms. Beth Ochoa will be the new directors. Mr. Safadi will serve as the interim president until a new one is appointed, and Ms. Ochoa will serve as Chief Financial Officer and Secretary.

Safe Harbor Statement
This release contains forward-looking statements with respect to the results of operations and business of Telynx, Inc., which involves risks and uncertainties. The Company's actual future results could materially differ from those discussed. The company intends that such statements about the Company's future expectations, including future revenues and earnings, and all other forward looking statements be subject to the "Safe Harbors" provision of the Private Securities Litigation Reform Act of 1995.

Contact:

(310) 857-6736
pr@telynx.net

Source: Telynx, Inc.